Exhibit 21.2

SUBSIDIARIES OF NIPPONKOA

Name	Jurisdiction
Sonpo 24 Insurance Company Limited	Japan
Nippon Insurance Company of Europe Limited	United Kingdom
NIPPONKOA Insurance Company (Europe) Limited	United Kingdom
NIPPONKOA Insurance Company (Asia) Limited	Hong Kong
NIPPONKOA Management Services (Europe) Limited	United Kingdom
NIPPONKOA Life Insurance Company, Limited	Japan
NIPPONKOA Claims Adjustment Co., Ltd.	Japan
NIPPONKOA Marine Services Company Limited	Japan
NIPPONKOA HOTLINE 24 CO., LTD.	Japan
NIPPONKOA Management Corporation	United States
NIPPONKOA Management Service (Singapore) Private Limited	Singapore
NK Risk Consulting Co., Ltd.	Japan
NK Planning Co., Ltd.	Japan
ZEST Asset Management Limited	Japan
TACT Asset Management Incorporated	United States
NIPPONKOA Credit Service Co., Ltd.	Japan
TACT Technician Fund Limited	Cayman
NIPPONKOA Office Service Co., Ltd.	Japan
NIPPONKOA Information Service Co., Ltd.	Japan
NIPPONKOA Career Staff Co., Ltd.	Japan
NIPPONKOA Business Service Co., Ltd.	Japan
N. K. Systems, Limited	Japan
NIPPONKOA Agency Service Co., Ltd.	Japan
PT. Asuransi Permata Nipponkoa Indonesia	Indonesia
Joyo Insurance Service Co., Ltd.	Japan
NK Insurance Service Co., Ltd.	Japan
NIPPONKOA Insurance Broker (Thailand) Company Limited	Thailand